Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 6, 1996 (except for the matters discussed in Notes 4 and 11, as to which the date is October 5, 1996), included in EcoScience Corporation's Form 10-K for the year ended June 30, 1996 and to all references to our Firm included in this registration statement.


                                         /s/ Arthur Andersen LLP

Roseland, New Jersey
April 14, 1997